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                                  AMENDMENT NO. 3
                                        TO
                            LOAN AND SECURITY AGREEMENT
                                      BETWEEN
                         HEALTHCARE IMAGING SERVICES, INC.
                        EDGEWATER IMAGING ASSOCIATES, L.P.
                          WAYNE IMAGING ASSOCIATES, L.P.
                    RITTENHOUSE SQUARE IMAGING ASSOCIATES, L.P.
                               MEADOWLANDS MRI, LLC
                         (COLLECTIVELY HEREIN "BORROWER")
                                        AND
                    DVI BUSINESS CREDIT CORPORATION ("LENDER")

This Amendment No. 3 ("Amendment") to the Loan and Security Agreement is made and entered into as of September 30, 1998, by and between Healthcare Imaging Services, Inc.; Edgewater Imaging Associates, L.P.; Wayne Imaging Associates, L.P.; Rittenhouse Square Imaging Associates, L.P.; Meadowlands MRI, LLC (collectively referred to as the "Borrower") and DVI Business Credit Corporation ("Lender").

                                     RECITALS

A. Borrower and Lender entered into a Loan and Security Agreement dated December 26, 1996, Amendment No. 1 dated January 31, 1997, and Amendment No. 2 dated December 26, 1997 (collectively referred to as the "Agreement") pursuant to which Borrower obtained a revolving loan in the amount of Two Million Dollars ($2,000,000);


B. Borrower and HIS Imaging Co. desire that HIS Imaging Co. be included as a Borrower under the Agreement, and Lender agrees to include HIS Imaging Co. as a Borrower under the Agreement, pursuant to the terms of this Amendment No. 3;

HIS Imaging Co. has received and has read the Agreement and agrees to be bound by the Agreement and all related documents thereto; and

Borrower and Lender desire to amend the terms of the Agreement.


NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are being acknowledged and affirmed, the parties hereto agree as follows:

HIS Imaging Co. ("HIS Imaging"), a Delaware corporation is hereby added to the Agreement as a Borrower, and all references to Borrower in the Agreement shall be and be deemed to be references to HIS Imaging Co.

     HIS Imaging shall be entitled to all rights as a Borrower under the Agreement and hereby assumes and agrees to be bound by all of the terms and conditions of the Agreement and all related documents thereto. HIS hereby grants to Lender a continuing first-priority pledge and security interest in the Collateral of HIS Imaging to secure the prompt payment and performance of all Obligations.

3. Section 2.1 "The Loan" first sentence shall be amended to read as follows:

Section 2.1 The Loan. Subject to the terms and conditions and relying on the representations and warranties set forth herein, Lender agrees to make Advances to Borrower from time to time in an aggregate amount not to exceed the lesser of (i) Three Million and no/100 Dollars ($3,000,000.00) (the "Commitment Amount"), or (ii) the Borrowing Base. -----------------

4. Upon the execution hereof, Lender is entitled to an origination fee of Fifteen Thousand Dollars ($15,000.00), equal to one percent (1.5%) of the increase in the Commitment Amount.

5. The monthly maintenance fee set forth in Section 2.8 of the Agreement, which is due and payable on the first day of each month, is amended to be One Thousand Eight Hundred Seventy Five Dollars ($1,875.00).

6. The Term of the Agreement as set forth in Section 2.7 of the Agreement is hereby extended until May 1, 1999. This Agreement shall be renewed for consecutive one (1) year terms ("Additional Term") unless this Agreement is terminated, effective as of the last day of a term, by written notice by Lender or Borrower no later than thirty (30) days before the expiration of such term. All of Lender's obligations, responsibilities and duties shall cease upon the date of termination of this Agreement, except for its obligation to remit excess receipts from the lock box deposit accounts in accordance with the terms of this Agreement. To the extent this Agreement is renewed after the Initial Term, regardless of the length of the renewal period, Borrower shall pay Lender a renewal fee equal to one and one half percent (1.50%) of the Commitment Amount at the time of the renewal.

7. The proceeds of the Loan shall be used by Borrower to (1) pay DVI Financial Services, Inc. $150,000 for their fee for providing the bridge financing, and (2) the remaining proceeds will be used to provide working capital.

     Lender is entering into this Amendment No. 3 ("Amendment") without any forbearance, and without waiver or prejudice of defaults, events of default, and any rights or remedies Lender has or may have under the Agreement and applicable law. Lender hereby expressly reserves the right to declare a default in accordance with the Agreement and exercise all of Lender's rights and remedies thereunder.

All capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Agreement. Any provision in the Amendment hereof that may be contrary to any provision of the Agreement shall prevail and override the Agreement. Except as expressly set forth herein, all other provisions of the Agreement shall remain in full force and effect. Borrower and Lender warrant to each other that this Amendment has been authorized and duly executed and is binding on all parties hereto.

LENDER:
DVI Business Credit Corporation

By: /s/ Anthony J. Turek
Name: Anthony J. Turek
Title: Managing Director

BORROWER:                                   BORROWER:
HealthCare Imaging Services, Inc.           Edgewater Imaging Associates, L.P.
                                            By:  HealthCare Imaging Services of
                                                 Edgewater, Inc.
                                                 its General Partner

By: /s/ Elliott H. Vernon                   By: /s/ Elliott H. Vernon
Name: Elliott H. Vernon                     Name: Elliott H. Vernon
Title: President                            Title: President


BORROWER:                                   BORROWER:
Wayne Imaging Associates, L.P.              Rittenhouse Sq. Imaging Assoc, L.P.
By:  HealthCare Imaging Services, Inc.      By:  HealthCare Imaging Services of
     its General Partner                         Rittenhouse Square its General
                                                 Partner

By: /s/ Elliott H. Vernon                   By: /s/ Elliott H. Vernon
Name: Elliott H. Vernon                     Name: Elliott H. Vernon
Title: President                            Title: President

BORROWER:                                   BORROWER:
Meadowlands MRI, LLC                        HIS Imaging Co.

By: /s/ Elliott H. Vernon                   By: /s/ Elliott H. Vernon
Name: Elliott H. Vernon                     Name: Elliott H. Vernon
Title: President                            Title: President